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                                                                 EXHIBIT 10.38


                             PORTOLA PACKAGING, INC.
                    FIRST AMENDMENT TO INDEMNIFICATION AGREEMENT


     THIS FIRST AMENDMENT ("FIRST AMENDMENT"), by and between PORTOLA PACKAGING, INC., a Delaware corporation (the "COMPANY"), and ________ (the "INDEMNITEE"), is made as of the 20th day of May, 1996.


                                 R E C I T A L S

     A. The Company has previously entered into an Indemnification Agreement with Indemnitee ("PRIOR AGREEMENT") dated _____, 199_.

     B. The Company and Indemnitee now deem it advisable and in their best interests to amend the Prior Agreement to comply with recent amendments to the Delaware General Corporation Law.


                                A G R E E M E N T

     NOW, THEREFORE, in reliance on the foregoing Recitals and in consideration of the mutual covenants hereinafter set forth, the parties hereby agree that Sections 8(b)(ii)(A) and (B), 16 and 18 of the Prior Agreement are amended to read as follows:

     8(b)(ii) (A) by the Board of Directors by a majority vote of Disinterested Directors, even though less than a quorum, or (B) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee.

     16. EXCEPTION TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES. Notwithstanding any other provision of this Agreement, prior to a Change of Control, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by him against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation thereof; provided, however, that this Section 16 shall in no way impair or otherwise adversely affect Indemnitee's rights under Section 14.

     18. MODIFICATION AND WAIVER. This Agreement shall be amended to reflect any changes in Delaware law (whether statutory or judicial) which broaden the right of Indemnitee to receive indemnification from the Company and may be amended from time to time for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto, except that no writing shall be required for an amendment in accordance with Section 3. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

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First Amendment to
Indemnification Agreement
Portola Packaging, Inc.
Page 2



     All other terms and provisions of the Prior Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first hereinabove written.


COMPANY:                                               INDEMNITEE:

PORTOLA PACKAGING, INC.                                -------------------------
                                                       (signature)

By:
   -------------------------------                     -------------------------
Title:                                                 (name printed)
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Address: 890 Faulstich Court                           Address:
         San Jose, CA 95112
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